Exhibit 10.1

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of May 10, 2017, by and between ACCELERIZE INC. a Delaware corporation (“Borrower”), and SAAS CAPITAL FUNDING II, LLC, a Delaware limited liability company (“Lender”), under the following circumstances:

A.     Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 5, 2016 (the "Loan Agreement"), as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 29, 2016.

B.      Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.      Borrower has requested that lender agree to certain amendments as set forth herein.

D.     Lender has agreed to the amendments set forth herein, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the forgoing recitals and other goods and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Loan Agreement.

Section 2. Amendments to Loan Agreement.

(a)	The paragraph (i) “Minimum Adjusted EBITDA” set forth on the Schedule 6.17 is hereby deleted in its entirety and replaced with the following:

Minimum Adjusted EBITDA. Borrower shall not suffer or permit its average Adjusted EBITDA per month for any three (3) consecutive calendar months, with each such month’s Adjusted EBITDA to be calculated as of the last day of such month to exceed the amounts set forth below for the periods set forth below (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
From the closing Date to June 30, 2016	($250,000)
July 1, 2016 to August 31, 2017	($150,000)
September 1, 2017 and all times thereafter	$0

Section 3. Limitations.

(a)

The amendments set forth herein are effective solely for the purpose set forth herein and shall be limited precisely as written herein and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

(b)

This Amendment shall be constructed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

Section 4. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

(a)

Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents, are true, accurate and complete as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)	Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)

The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

(e)

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

(f)

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

(g)

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages facsimile of PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be sued in lieu of the original Agreement for all purposes.

Section 6. Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Lender for all its cost and expense (including reasonable attorney’ fees and expenses) incurred in connection with this Amendment. Lender, at its discretion, is authorized (i) to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts or (ii) to directly invoice Borrower for such amounts.

Section 7. No Third Party Beneficiary. This Amendment does not create, and shall not be constructed as creating, any rights enforceable by any person not a party to this Agreement.

Section 8. Loan Documents; Indemnity. For purpose of clarity and not by way of limitation, Borrower and Lender acknowledge and agree that this Amendment is one of the Loan Documents and that the indemnification provided pursuant to Section 12.2 of Loan Agreement applies hereto.

Section 9. Effective Date. This Amendment shall be deemed effective upon the due execution and delivery of this Amendment by each party hereto.

(Remainder of page is intentionally blank.)

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their duly authorized representatives as of the date first above written.

ACCELERIZE INC.

By:	/s/ Anthony Mazzarella
Name: Anthony Mazzarella
Title: Chief Financial Officer

SAAS CAPITAL FUNDING II, LLC

By:	/s/ Todd Gardner
Name: Todd Gardner
Title: President

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